EXHIBIT 99.1

TO:

Paul Hamm – Director and CEO

Mark Hewitt – Director

Jerry Dunlap – Director

Mike Miller – Director

I am resigning as Chairman of the CeriStar Board of directors and as a member of the Board with an effective date of September 13, 2004.

/s/ Fred Weismiller

Fred Weismiller

Letter dated September 13, 2004